UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2007

Aventura Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

033-42498	65-024624
(Commission File Number)	(IRS Employer Identification Number)

2650 Biscayne Blvd., First Floor, Miami, FL 33137

(Address of Principal Executive Offices)

(305) 937-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

1.	On June 6, 2007 the Company terminated Warrant rights issued May 16, 2006 to Horvath Holdings, LLC (a Michigan Limited Liability Company) (HH).

2.	The Warrant terms would have allowed HH to acquire majority shareholder control of the Company through a cashless exercise by contributing adequate equity in companies HH owns to the Company in exchange for common stock of the Company.

3.

HH issued the Company a notice of full exercise of the 1st Replacement Warrant, however, the Company rejected the value HH offered as consideration for Company stock pursuant to the request to exercise the 1st Replacement Warrant. The Company requested that HH produce an opinion of value from a certified valuation expert but HH would not comply. HH further refused to comply with requests for important documents, books and records of the entities it offered in a cashless exchange for Company stock. The Company rejects HH’s arbitrary valuation of its owned entities. As an example, HH sought Company stock in exchange for an entity with negative net assets and no customers. Furthermore, it appears HH owned finance entities operate unlicensed and may not otherwise be in compliance with local laws.

Through the Company’s due diligence, it also learned that HH caused a majority controlled subsidiary of the Company to discharge certain debt owed to it by its borrower for its own benefit without the knowledge or consent of the Company. Former Company counsel (while employed by the Company, HH and Donald Foss) prepared an Agreement purportedly negotiated by Donald Foss incident to this transaction yet failed to notify the Company of this material event. Donald Foss is the Chairman of Credit Acceptance Corporation (CACC) and appears to use HH as a “beard” to disguise his direct interest in finance concerns owned and operated under the guise of HH. Mark Horvath acts as manager of Horvath Holdings, LLC but appears to be under the command and control of Donald Foss and Mr. Foss’ accountant Allan Apple.

Further due diligence uncovered Credit Acceptance Corporation, Donald Foss and Mark Horvath as defendants in a Racketeer Influenced and Corrupt Organization (RICO) lawsuit in Florida Northern District Court (Case Number 3:2007cv00209) involving financed automobiles.

Absent proof to the contrary, the Company believes that HH has failed to perform under the Warrant and therefore has breached the conditions of the agreements under which the Warrant was given. The Company has, as of the date of this filing, notified HH that it is in default and that the Company may now terminate its obligations under the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Aventura Holdings, Inc. (Registrant)

Dated: June 6, 2007	By:	/s/ Craig Waltzer
Craig Waltzer
	Its:	President